BofA Securities Global Real Estate Conference September 13 & 14, 2022 www.maac.com Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development, redevelopment and repositioning activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, supply level, job growth, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease; inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather, natural disasters, disease outbreak and public health events; impact of climate change on our properties or operations; legal proceedings or class action lawsuits; impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted; compliance costs associated with numerous federal, state and local laws and regulations; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com. Cover Photo: Sand Lake, Orlando, FL

Consistently Strong Performance for Shareholders Steady Annual Core FFO Growth Consistent and compounding Core FFO and dividend growth through market cycles; high quality earnings stream Strong dividend track record; steady growth and well-covered Top tier shareholder returns within the multifamily sector Annual Compounded Total Shareholder Return At August 31, 2022 1 YR 3 YR 5 YR 10 YR 15 YR 20 YR MAA -11.9% 12.5% 12.7% 13.2% 12.8% 15.1% PEER AVG* -13.0% 1.3% 6.0% 8.6% 8.8% 11.2% SOURCE: S&P Global *MAA excluded from average. Peers: AVB, CPT, EQR, ESS, and UDR included in average. Annual Common Dividend per Share Paid Never Suspended or Reduced | A Solid Record of Growth and Stability Note: On 5/17/2022, MAA announced an increase to the 2022 dividend. The 2022 forecasted annual dividend amount assumes previously paid 2022 dividends totaling $2.18/share, plus the announced new quarterly rate of $1.25/share (July 2022), plus forecasted quarterly rate of $1.25 (expected October 2022) for an expected annual payment of $4.68/share.

Differentiated Portfolio Strategy Unique Sunbelt focus…captures benefits of high growth and demand Diversification within Sunbelt…mitigates periodic supply-side pressures… drives superior full cycle performance Diversified renter price point… appeals to largest segment of the rental market… creates stability Outlook & Update Portfolio strategy and market dynamics…support above-sector-average rent growth prospects Developments, redevelopments and tech initiatives…expected to drive meaningful future value creation External Growth Opportunities 28+ years successful Sunbelt transactions + strong balance sheet…drive robust deal flow In-house new development operation + JV “pre-purchase” development program…expands growth platform Robust Redevelopment Program Proven unit interior redevelopment program...enhances long-term earnings potential Property repositioning program...expected to drive additional property-level rent growth Technology Initiatives & Innovation Smart home installations…expected to enhance revenue in 2022 Tech advances in website lead generation & virtual leasing…expands prospect management effectiveness Balance Sheet Strength Strong, investment-grade balance sheet… positions us well to pursue new growth opportunities Recent ratings upgrades reflect continued strength Sustainability Increasing focus on property efficiency measures…align with climate objectives Dedicated ESG department in 2022…will advance program…helps mitigate company risk Creating Value through the Full Market Cycle MAA Buckhead, Atlanta, GA

28 S&P 500 $25.2B 101K ~2,500 21 YR YEARS PUBLIC MEMBER COMPANY TOTAL MARKET CAP APARTMENT UNITS ASSOCIATES AVG EXEC TENURE ~$1B 11K A- 3.97x 13.2% 114 ’22F TOTAL DEVELOPMENT, LU PIPELINE UNIT OPPORTUNITY REDEVELOPMENT PROGRAM CREDIT RATING UPGRADE BY S&P ON 8/24/22 NET DEBT TO ADJ EBITDAre 10-YEAR ANNUAL COMPOUNDED TSR AT 8/31/2022 CONSECUTIVE QUARTERLY CASH DIVIDENDS FM IPO AT A GLANCE1 About MAA | 28 Years of Sunbelt Strategy & Expertise MAA Midtown, Atlanta, GA 1 As of 6/30/2022 unless otherwise noted.

TOP 10 MARKETS | % 2Q22 Same Store NOI TOP 10 MARKETS 1 Atlanta, GA 13.1% 6 Austin, TX 5.9% 2 Dallas, TX 9.3% 7 Raleigh/Durham, NC 5.3% 3 Tampa, FL 6.9% 8 Nashville, TN 4.7% 4 Orlando, FL 6.4% 9 Houston, TX 3.7% 5 Charlotte, NC 6.3% 10 Jacksonville, FL 3.4% Unique Diversification and Balance across the Sunbelt Region 1 Based on gross asset value at 6/30/2022 for total multifamily portfolio 2 Source: Yardi Matrix Asset Class Rating; we believe asset class rating in each market is a proxy for price point diversification targeting Renters by Choice (A+, A), Lifestyle Renters (A-, B+) and Working Professionals (B, B-) 3 Garden = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Diversified within SUBMARKETS1 Diversified in PRICE POINT1,2 Diversified in ASSET TYPES1,3 282 SAME STORE COMMUNITIES 96,313 SAME STORE UNITS Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters Multifamily Development Underway

A Proven Portfolio Strategy for Long-Term Growth and Stability Our diverse portfolio of high-quality Sunbelt properties appeals to the largest segment of the rental market Our portfolio strategy drives robust long-term growth and greater stability through the full market cycle + MAA Robinson, Orlando, FL

Strong Demand Prospects for MAA Markets

Population Growth Forecast

2022F – 2024F
CAGR

1.1% : 0.4%

MAA Markets | Non-MAA Markets

Household Formation Forecast

2022F – 2024F
CAGR

1.7% : 0.8%

MAA Markets | Non-MAA Markets

In-Migration Trends

% Total MAA Move-ins from Non-MAA States

Trailing 12 Months



11.0%
12.6%
15.1%
6/30/2020
6/30/2021
6/30/2022
MAA Markets

MAA Markets continued to see growing in-migration through 2Q 2022

Total Move-ins from Non-MAA States
Trailing 12 Months at 6/30/2022

Tampa Phoenix	>20%	Nashville Charleston	>18%

50%

Of Move-ins from Non-MAA States Came from Peer Coastal/Gateway States

CA | NY | IL | NJ | MA | WA



MAA Market

In-Migration Trailing 12 Months at 6/30/2022
From Coastal/Gateway State to Top MAA Markets (defined as >3% Q2 2022 SS NOI)
Trend lines reflect top three MAA markets capturing migration from each of the following states: CA, NY, IL, NJ, MA and WA.

Source: Moody's Economy.com, Company

MAA 8

UNDERPERFORMERS OUTPERFORMERS NO VA, Fredericksburg Atlanta Tampa Houston Dallas Orlando Charlotte Nashville Austin Raleigh Phoenix Charleston Jacksonville Demand Expected to Outpace Supply in 2022 Supply deliveries for 2022 remain relatively consistent to slightly below 2021 levels. Deliveries are above historical averages. New supply unlikely to catch up with housing shortage in near term – we focus on demand drivers as leading indicators of rent growth Strong compounded job growth, population growth, household formation and migration trends continue to support attractive rent growth in our markets Escalating development costs, higher construction costs and supply chain challenges will continue to pressure new supply deliveries MAA Market Expectations _ + Source: Yardi Matrix, Moody’s Economy.com

High Quality Resident Profile + Affordable Rents = Solid Rent Growth Opportunity PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS QTD AT 6/30/2022 Healthcare Technology Finance/ Banking/ Insurance Education Professional Services Retail Restaurants/ Food Service Government Manufacturing Self Employed Total Portfolio 14% 9% 8% 6% 6% 6% 5% 5% 4% 3% SAME STORE RESIDENT PROFILE IN TOP MARKETS QTD AT 6/30/2022 AVG NEW RESIDENT INCOME AVG NEW LEASE RENT/ INCOME RESIDENT MED AGE RESIDENT % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $97,338 22.4% 33 83% Dallas, TX $90,980 21.3% 33 83% Tampa, FL $102,531 23.3% 37 78% Austin, TX $88,821 21.7% 34 80% Charlotte, NC $84,356 22.3% 34 84% Orlando, FL $100,132 23.4% 38 68% TOURISM Raleigh/Durham, NC $79,625 22.7% 33 84% Washington, DC $99,940 23.8% 35 75% MILITARY Nashville, TN $87,781 23.2% 35 81% Houston, TX $78,076 20.0% 34 85% OIL & GAS Same Store $91,319 22.2% 35 81% New resident income up 12% since 2Q 2021 /

Continued Low Resident Turnover Our total move outs to a single-family home remain below the historical average of <26%. Trailing 12 Month Resident Turnover % of Total Move Outs to Rent or Buy Single Family Homes Current Resident Turnover and Move-Outs Associated with Single-Family Housing at Historic Lows

Strong Performance Today, While Strengthening for Tomorrow Cumulative Same Store NOI Growth MAA continues to deliver on its mission to drive long-term outperformance through all phases of the economic cycle with less volatility Outperformance during the latest down cycle positions us well, as compared to our Multifamily Peers, and provides a strong launching point for continued positive results We will build on this momentum to generate growing value for our stakeholders Favorable market dynamics in our Sunbelt footprint, a robust development pipeline, opportunities in our redevelopment program and our progress on technology initiatives combine to provide growing margin expansion opportunities SOURCE: Company Filings * As reported full year same store NOI; Multifamily Peers include: AIV/AIRC, AVB, CPT, EQR, ESS and UDR MAA Medical District, Dallas, TX

2022 Pricing Trends SAME STORE FULL YEAR 2020 JAN-JUN 2021 JUL-DEC 2021 Full year 2021 JAN-JUN 2022 Jul 2022 aug 2022 Full year 2022F EFFECTIVE LEASES NEW LEASE AVG Pricing Growth Lease Over Lease -2.5% 4.7% 19.3% 11.8% 17.3% 17.9% 14.1% RENEWAL AVG Pricing Growth Lease Over Lease 5.2% 7.5% 11.9% 9.7% 16.9% 15.3% 14.2% BLENDED AVG Pricing Growth Lease Over Lease 1.3% 6.1% 15.4% 10.7% 17.1% 16.5% 14.1% Effective Rent per Unit1 AVG Growth 2.6% 2.2% 8.2% 5.2% 13.3% 16.9% 17.1% 12.75%-13.75% We continue to expect normal seasonal patterns in 2022 with pricing stronger in the spring/summer and moderating in the fall/winter. Average pricing on new leases effective in August 2022 was $1,728. Overall same store effective rent per unit at August month-end was $1,620. MAA Robinson, Orlando, FL 1 See definition of Average Effective Rent per Unit in the Appendix Note: Same Store Average Physical Occupancy for July 2022 was 95.7% and for August 2022 was 95.8%.

Property Revenue Growth [11.5% … 12.0% … 12.5%] Effective Rent Growth Seasonal trends and comparisons expected to impact 2H 2022 [12.75% … 13.25% … 13.75%] Average Physical Occupancy Forecast 30bps below prior year [95.6% … 95.8% … 96.0%] Full Year 2022 Same Store Outlook REVENUE Property Expense Growth [6.5% … 7.0% … 7.5%] Real Estate Tax Growth [5.0% … 5.5% … 6.0%] PROPERTY REVENUE GROWTH EFFECTIVE RENT GROWTH AVERAGE PHYSICAL OCCUPANCY PROPERTY EXPENSE GROWTH EXPENSE GUIDANCE REAL ESTATE TAX GROWTH Property NOI Growth [14.0% ... 15.0% … 16.0%] PROPERTY NOI GROWTH NOI Strong Same Store Performance in 2021 Sets the Stage for Record Outperformance in 2022 2022 FULL YEAR GUIDANCE MIDPOINT

GUIDANCE

2022 Core FFO and Investment Outlook

EXPECTED CORE FFO/SHARE[1]

	2022 FULL YEAR GUIDANCE MIDPOINT	
Full Year 2022[2]	[$8.13 ... $8.25 ... $8. 37]	Midpoint represents a nearly 18% increase over 2021
Q3 2022[3]	[$1.99 ... $2.07 ... $2.15]	
Total Overhead Corporate Property Management + G&A	[$122.5M ... $124.5M ... $126.5M]	Midpoint is up approximately 14.5% from 2021 primarily driven by technology investments, expected to produce future growth in Core FFO

CAPITAL SPEND INITIATIVES[4]

	2022 FULL YEAR GUIDANCE MIDPOINT
Kitchen & Bath Redevelopment 6K to 7K units in 2022	[$42M ... $45.5M ... $49M]
Repositioning Program 8 new properties underway for 2022; continuation of projects started in 2020	[$28M ... $30M ... $32M]
Smart Home Investment 23K to 24K units to be installed in 2022	[$30M ... $35M ... $40M]

MULTIFAMILY TRANSACTIONS[4]/FINANCING

	2022 FULL YEAR GUIDANCE MIDPOINT
Acquisitions	[$75M ... $100M ... $125M]
Dispositions	[$300M ... $325M ... $350M]
Development Funding Wholly-owned and pre-purchase JV deals	[$175M ... $200M ... $225M]
Debt and Equity Issuance	No new debt or equity issuance expected in 2022

[1] In this context, per Share means per diluted common share and unit.
[2] Net income per diluted common share is expected to be in the range of $5.65 to $5.89 per diluted common share ($5.77 at the midpoint) for the full year 2022.
[3] MAA does not forecast quarterly Net income per diluted common share as MAA cannot predict forecasted transaction timing within a particular quarter (rather than during the year).
[4] Expectations for the full year 2022

MAA 15

Development Program Supports Continued Value Creation PHOENIX, AZ Novel Val Vista ATLANTA, GA Novel West Midtown SALT LAKE CITY, UT Novel Daybreak DENVER, CO MAA Central Park I AUSTIN, TX MAA Windmill Hill Combination of In-House and Joint Venture “Pre-Purchased” Development Expands Revenue Growth Potential 2022 NEW DEVELOPMENT MAA Central Park I started Q1 2022; additional starts expected in 2022 Development and lease-up pipeline expected to approach $1B

Development Pipeline and Lease-ups Poised To Deliver Value

- Established history and success of disciplined capital deployment will govern growth through new development
- Design and investment managed from an owner/operator perspective; long-term margins optimized
- Own/control land sites in Denver (4), Tampa, Orlando and Raleigh; negotiating potential pre-purchase opportunities in Salt Lake City and Charlotte

5.7%
EXPECTED AVERAGE STABILIZED NOI YIELD

$25M - $26M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI

ACTIVE DEVELOPMENTS AT 6/30/2022

PROPERTY	MSA	TOTAL UNITS	EXP TOTAL COST (IN MILLIONS)	EXPECTED INITIAL OCCUPANCY	EXPECTED STABILIZATION[1]
MAA Windmill Hill	Austin, TX	350	$ 63.0	1Q 2022	4Q 2023
Novel Val Vista[2]	Phoenix, AZ	317	72.5	1Q 2023	3Q 2024
Novel West Midtown[2]	Atlanta, GA	340	89.5	4Q 2022	3Q 2024
Novel Daybreak[2]	Salt Lake City, UT	400	94.0	4Q 2022	4Q 2024
MAA Central Park I	Denver, CO	352	125.0	4Q 2023	3Q 2025
TOTAL ACTIVE DEVELOPMENTS		1,759	$ 444.0		

6.2%
EXPECTED AVERAGE STABILIZED NOI YIELD

$19M - $20M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI

ACTIVE LEASE-UPS AT 6/30/2022

PROPERTY	MSA	TOTAL UNITS	TOTAL COST TO DATE (IN MILLIONS)	PHYSICAL OCCUPANCY	EXPECTED STABILIZATION[1]
Sand Lake[3]	Orlando, FL	264	$ 63.5	89.4%	3Q 2022
MAA Westglenn	Denver, CO	306	81.6	89.5%	3Q 2022
MAA Robinson	Orlando, FL	369	97.4	79.9%	1Q 2023
MAA Park Point	Houston, TX	308	54.6	68.8%	1Q 2023
TOTAL ACTIVE LEASE-UPS		1,247	$ 297.1	81.5%	

Spread between projected cost basis and current cap rates supports value creation of approximately $270M from the current pipeline[4]

Source: Company 2Q 2022 Earnings Release Supplemental
[1] Communities considered stabilized when achieving 90% average physical occupancy for 90 days
[2] MAA owns 80% of the joint venture that owns this property with right to purchase the remainder after stabilization
[3] MAA owns 95% of the joint venture that owns this property with a right to purchase the remainder after stabilization
[4] Based on 4.4% Nominal Cap Rate as published by Green Street Advisors, Residential Sector Update, 8/19/2022; includes 2Q 2022 development and lease-up

MAA 17

2022 Development Expectations

By the end of 2022
Development + Lease-Up Pipeline
Expected to Approach

APPROXIMATELY
$1 BILLION

Beyond 2022...
Additional Opportunities in:

ATLANTA | CHARLOTTE
DENVER | ORLANDO
SALT LAKE CITY

2022 Development Pipeline Expansion

MSA	UNITS	EST START
Tampa, FL	495	2H 2022
Raleigh, NC	405	2H 2022

+/- 5.5%
EXPECTED AVERAGE STABILIZED NOI YIELD

~$18M
EXPECTED TOTAL STABILIZED INCREMENTAL NOI


MAA Westshore, Tampa, FL


MAA Research Triangle Park, Raleigh, NC

MAA 18

Unit Interior Upgrade Program Continues to Drive Higher Value

Property Redevelopment Program

~20K unit upgrades over last 3 years

OPPORTUNITY

- Approximately 11K units identified for redevelopment across Same Store portfolio with potential to create additional rent growth value

SCOPE

- Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program with real-time improvements
- Standard program includes kitchen and bath upgrades
  - Stainless ENERGY STAR rated appliances
  - Countertop replacement
  - Updated cabinetry
  - Water efficient plumbing fixtures
  - Energy efficient light fixtures
  - Flooring

Kitchen Update


Before


After

MAA Gateway, Charlotte, NC

Redevelopment Program provides opportunity to further green our portfolio.

PROGRAM RESULTS

	2019	2020	2021	2022F
Production	8,329	4,211	6,360	6,000-7,000
Average Per Unit Cost	$5,876	$6,201	$5,893	$6,500-$7,500
Average Rent Increase	9.8%	9.5%	12.2%	8%-10%

MAA 19

Future Redevelopment Opportunity Potential for Continued Value Creation Remains MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 4.4% Cap Rate Net Value Creation $15.2M $345.4M $276.5M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 3,499 3,769 3,544 10,762 Capital $19.0M $20.7M $29.2M $68.9M Incremental Revenue $4.2M $4.6M $6.4M $15.2M Top 10 2022 Markets For Redevelopment Atlanta, GA Tampa, FL Charlotte, NC Washington, DC Dallas, TX Phoenix, AZ Orlando, FL Memphis, TN Charleston, SC Nashville, TN 11K units of opportunity <300 Redeveloped Units >300 Redeveloped Units

Repositioning Select Properties to Drive Additional Value MAA Buckhead, Atlanta, GA Updated Leasing Centers Conference Areas to Support Remote Work Exterior Amenities for Today’s Lifestyles MAA Stratford, Atlanta, GA MAA McKinney, Dallas, TX Dramatic Transformations MAA Worthington, Dallas, TX Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Expected 2022 investment of $28M-$32M including residual spending on projects started in 2020 (expect average of over 8% cash on cash return) 2020-initiated projects complete, driving average $118/unit rent increase 8 New Projects underway Before After

Technology Advances Enhance Operations and Add Value

Smart Home Technology Roll-out Continues

20K-25K expected installs in **2022**

2020–2022 Roll-out

- Mobile control of locks, lights and thermostat as well as leak detection provides additional resident value
- Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges
- Continued upgrades and expansion will enhance quality of self touring experience
- 67K total units installed through Q2 2022 since project start
- Approximately $25/unit additional monthly rent revenue[1]

MOBILE APP | LIGHTING CONTROL | SMART LOCK | SMART THERMOSTAT | VOICE CONTROL | LEAK SENSORS




ALLOY

Programs Recently Completed

- ✓ New 24/7 Central Call Center Platform
- ✓ Enhanced Online Recruiting Tools
- ✓ Utility Monitoring Enhancements
- ✓ SightPlan – Mobile Inspections for Service Technicians
- ✓ Enhanced Company Website and Data Analysis
- ✓ Virtual Leasing: Artificial Intelligence, Chat, and Prospect Engagement Tools

2022 Programs To Be Piloted/Implemented

- ☐ New Prospect-centric CRM Platform with Enhanced ILS Syndication and More Seamless Online Leasing Connectivity
- ☐ Enhanced AI and Chatbot Options
- ☐ Mobile Self Service/Self Touring Application
- ☐ Automated Call Quality Scoring Platform
- ☐ Automated Maintenance Work Order System

[1] Projected increase upon lease renewal, unit turnover or opt-in.

MAA 22

MAA’s Technology Enhancements Expand, Upgrade Leasing Toolbox Objective to create a multi-functional and fully integrated self-service/self-touring leasing platform that results in a seamless, easy to use process for the entire resident journey from initial prospect engagement to ultimate move out. Technology rollout staggered with careful piloting of complementary platforms Expected margin expansion through personnel, systems and marketing expense savings MAA continues to adopt, develop and deploy innovative solutions to enhance our leasing efficiency and effectiveness as well as our online presence Adapting our approach as prospects’ needs change, multiple tour options available including contactless visits Prominent Call to Action buttons to increase and accelerate conversions Personalization strategy focuses on increasing and accelerating online conversions using targeted content as well as making desired content easier to find Online Reputation Management increases digital curb appeal through online reviews Google Analytics provides concrete data for strategic implementations on the website Virtual Leasing Platform Creates Competitive Advantage Community features, floor plans, points of interest and more tailored to each prospect Online conversion tool guides prospects throughout their rental journey with an interactive and personalized experience

Strong, Investment-Grade Balance Sheet

AT 6/30/2022



Preferred Stock
0.2%
Secured Debt
1.4%
$20.72B
Common
Equity
Unsecured
Debt
16.4%
$4.56B
Total Debt +
Preferred
Common Equity
82.0%

DEBT + PREFERRED/TOTAL CAPITALIZATION: 18.0%

Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 6/30/2022, plus total debt outstanding at 6/30/2022, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding).

- Well laddered debt with no significant maturities in 2022
- Full capacity available on $1.0B credit facility[1] & $500M on commercial paper program; supports increasing development pipeline
- 100% fixed debt to protect against rising interest rates

[1] Credit facility amended July 2022 increasing borrowing capacity to $1.25 billion with option to expand to $2.0 billion. Amended facility has maturity date of October 2026 with two six-month extension options.

Upgrade by Fitch and S&P[1] to A-, Stable

CREDIT RATINGS

	SHORT TERM	LONG TERM	OUTLOOK
Standard & Poor's Ratings Services[2]	A-2	A-	STABLE
Moody's Investors Service[3]	P-2	Baa1	POSITIVE
Fitch Ratings[2]	F1	A-	STABLE

[1] Credit rating upgrade by Fitch on 5/27/2022 and by S&P on 8/24/2022
[2] Corporate credit rating assigned to MAA and MAALP
[3] Corporate credit rating assigned to MAALP, the operating partnership of MAA

"MAA has narrowed the spread in the pricing of its bonds over the last few years as it gained scale and transitioned to almost an exclusively unsecured funding strategy, while also improving its portfolio quality through dispositions and new development. Fitch expects much of the benefit to demand from before and during the pandemic to persist, resulting in a sustainable improvement in capital access."

– Fitch Ratings Report, 5/27/2022

"Mid-America Apartment Communities Inc. (MAA) demonstrated strong operating performance with less volatility than peers over the past several years, while maintaining conservative financial policies."

– Standard & Poor's Rating Services Report, 8/24/2022

MAA 24

Balance Sheet Strength Positions Us Well for Future Growth Opportunities

CREDIT METRICS AT 6/30/2022

	MAA	SECTOR AVG[2,3]
Total debt / adjusted total assets[1]	29.4%	31.5%
Total secured debt / adjusted total assets[1]	2.4%	5.0%
Unencumbered NOI / total NOI	95.1%	90.9%
Net Debt / Adjusted EBITDA*re*[4]	3.97x	5.18x
Consolidated income available for debt service to total annual debt service charge[1]	6.58x	5.91x
Weighted average maturity of debt (in years)	8.2	7.7
Core FFO Payout Ratio[5]	60.6%	63.8%

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements
[2] Sector average represents publicly disclosed sector equivalent
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 2Q 2022 company filings
[4] Adjusted EBITDAre in this calculation represents the trailing twelve-month period ended June 30, 2022. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying Appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.
[5] Core FFO Payout Ratio is defined here as most recently declared dividend annualized divided by the midpoint of company guidance for full year 2022 Core FFO/Share per 2Q 2022 company filings.

DEBT MATURITY PROFILE ($ IN MILLIONS) AT 6/30/2022

Weighted Average Interest Rate	3.4%
Weighted Average Maturity	8.2 years

100% Total Debt is Fixed Rate

■ Debt[1] ■ Revolving Credit Facility & Commercial Paper



$124.9
$349.2
$398.4
$402.1
$296.8
$596.2
$396.4
$559.7
$297.4
$444.6
$652.6

	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032+
% MATURING	2.8%	7.7%	8.8%	8.9%	6.6%	13.2%	8.8%	12.4%	6.6%	9.8%	14.4%

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program

MAA 25

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

As part of our ongoing mission to provide exceptional service and superior value to our stakeholders, we are committed to the responsible stewardship of our resources and the enhancement of programs that support our environmental, social and governance practices.

SETTING MEASURABLE TARGETS

2018 – 2028

REDUCTION GOALS

ENERGY USE INTENSITY	GREEN HOUSE GAS INTENSITY	WATER USE INTENSITY
15%	15%	10%

IMPROVING DISCLOSURES

ISS QUALITY SCORE	ENVIRONMENTAL	SOCIAL	GOVERNANCE	SCALE RANGE
	5	5	1	1: LOW RISK 10: HIGH RISK

GRESB

Continued Improvement in 2021

2021 GRESB SCORE THREE GREEN STARS	MANAGEMENT SCORE	PERFORMANCE SCORE
74 / 100	30 / 30	44 / 70

2020 GRESB RESULTS:

SCORE: 67/100; MANAGEMENT: 30/30: PERFORMANCE: 38/70

CDP

Inaugural Public Filing in 2021

Corporate Responsibility Report

GRI | SASB | TCFD

Disclosures

2022 INITIATIVES

- ✓ Hire dedicated Director of Corporate Sustainability expanding ESG focus
- ✓ Amend Audit Committee Charter to include Board oversight of our ESG efforts
- ✓ Obtain third party utility data assurance
- ☐ Increase whole building energy data coverage
- ☐ Explore, with intent to commit, net-zero carbon emissions framework by the end of 2022
- ☐ Complete ~70 LED lighting retrofits in interior and exterior common areas
- ☐ Increase ENERGY STAR benchmarking and certifications
- ☐ Continue to pursue green building certification for all new developments

MAA 26

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

SUPPORTING OUR ASSOCIATES' WELL—BEING

HEALTH & WELLNESS Comprehensive Medical, Dental and Vision Insurance; Flexible Spending Accounts; Employee Assistance Program; Care.com

FINANCIAL WELL-BEING Competitive Pay; Associate Minimum Pay, $15/hour; Incentive Bonuses; 401(k) Savings Plan with Company Match; Rent Discount

CAREER DEVELOPMENT Ongoing Education and Training Opportunities; Tuition & Certification Reimbursement; Career Mentor Program; Leadership Development

BELONGING Strong Company Culture; Robust Communication & Recognition Programs; Inclusive Diversity Council; Associate Surveys; Disaster Relief Program

FOCUSING ON DIVERSITY AND INCLUSION

- Inclusive Diversity Council
- Unconscious Bias Training for All Associates
- Required Annual Training on Harassment and Discrimination for All Associates
- Enhanced Recruiting Processes
- Culture Committee
- Executive and Board Oversight

CARING FOR OUR BROADER COMMUNITY

OPEN ARMS

Open Arms, now in its 28th year, continues its mission to provide fully-furnished apartment homes in MAA's existing communities to individuals and families who must travel for critical medical treatment.



- 53 homes in 12 states
- Over 3,300 families helped
- Nearly 270,000 nights of rest provided
- Approximately $790K raised by employees in 2021

ELEVATING THE RESIDENT EXPERIENCE

- Responsive service program and routine surveys
- Online resident portal for ease of transactions, service request submission and communication
- Property amenities to promote healthy lifestyles
- Ongoing resident engagement and events

MAA 27

Appendix At JUNE 30, 2022 Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended June 30,		Six months ended June 30,	
	2022	2021	2022	2021
Net income available for MAA common shareholders	$ 209,780	$ 215,556	$ 319,660	$ 261,827
Depreciation and amortization of real estate assets	132,333	130,031	264,343	259,783
Gain on sale of depreciable real estate assets	(131,965)	(134,828)	(131,964)	(134,828)
Depreciation and amortization of real estate assets of real estate joint venture	156	154	310	309
Net income attributable to noncontrolling interests	5,858	7,397	8,633	9,068
FFO attributable to the Company	216,162	218,310	460,982	396,159
Loss (gain) on embedded derivative in preferred shares [1]	21,835	(13,168)	9,939	1,940
Gain on sale of non-depreciable real estate assets	(355)	(32)	(378)	(32)
Loss (gain) on investments, net of tax [1][2]	16,489	(4,962)	24,566	(6,246)
Net casualty (gain) loss and other settlement proceeds [3]	(14,413)	(595)	(22,125)	1,760
Loss on debt extinguishment [1]	—	—	—	37
Legal costs and settlements, net [1]	(2)	—	535	(16)
COVID-19 related costs [1]	105	109	442	419
Mark-to-market debt adjustment [4]	35	83	71	166
Core FFO	239,856	199,745	474,032	394,187
Recurring capital expenditures	(30,957)	(22,847)	(45,674)	(35,432)
Core AFFO	208,899	176,898	428,358	358,755
Redevelopment capital expenditures	(42,393)	(26,148)	(53,507)	(48,880)
Revenue enhancing capital expenditures	(14,172)	(10,907)	(22,928)	(18,086)
Commercial capital expenditures	(1,106)	(372)	(2,027)	(1,426)
Other capital expenditures [5]	(6,010)	(7,307)	(8,713)	(10,748)
FAD	$ 145,218	$ 132,164	$ 341,183	$ 279,615
Dividends and distributions paid	$ 129,009	$ 121,492	$ 257,925	$ 242,893
Weighted average common shares - diluted	115,556	114,812	115,642	114,690
FFO weighted average common shares and units - diluted	118,638	118,536	118,654	118,496
Earnings per common share - diluted:				
Net income available for common shareholders	$ 1.82	$ 1.88	$ 2.76	$ 2.28
FFO per Share - diluted	$ 1.82	$ 1.84	$ 3.89	$ 3.34
Core FFO per Share - diluted	$ 2.02	$ 1.69	$ 4.00	$ 3.33
Core AFFO per Share - diluted	$ 1.76	$ 1.49	$ 3.61	$ 3.03

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations.

(2) For the three and six months ended June 30, 2022, loss (gain) on investments are presented net of tax benefit of $4.4 million and $6.5 million, respectively. For the three and six months ended June 30, 2021, loss (gain) on investments are presented net of tax expense of $1.3 million and $1.7 million, respectively.

(3) For the three and six months ended June 30, 2022, MAA recognized a gain of $12.8 million and $20.4 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri. The gain was reflected in Other non-operating expense (income) in the Consolidated Statements of Operations. For the three and six months ended June 30, 2021, MAA incurred casualty losses of $20.4 million and $37.3 million, respectively related to winter storm Uri (primarily building repairs, landscaping and asset write-offs). The majority of the casualty losses have been reimbursed through insurance coverage. A receivable was recognized in Other non-operating expense (income) for the recorded losses that MAA expected to recover. Additional costs related to the storm that were not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating expense (income).

(4) Included in Interest expense in the Consolidated Statements of Operations.

(5) For the three and six months ended June 30, 2021, $11.1 million and $13.4 million, respectively, of reconstruction-related capital expenditures relating to winter storm Uri are excluded from other capital expenditures. The majority of the storm costs have been reimbursed through insurance coverage.

MAA 29

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands	Three Months Ended			Six Months Ended	
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Operating Income					
Same Store NOI	$ 300,238	$ 294,642	$ 256,325	$ 594,880	$ 508,265
Non-Same Store and Other NOI	13,125	12,016	11,841	25,141	22,438
Total NOI	313,363	306,658	268,166	620,021	530,703
Depreciation and amortization	(134,144)	(133,738)	(131,824)	(267,882)	(263,327)
Property management expenses	(15,630)	(16,537)	(13,752)	(32,167)	(26,691)
General and administrative expenses	(15,580)	(16,323)	(13,114)	(31,903)	(26,093)
Interest expense	(38,905)	(39,121)	(38,867)	(78,026)	(78,539)
Gain (loss) on sale of depreciable real estate assets	131,965	(1)	134,828	131,964	134,828
Gain on sale of non-depreciable real estate assets	355	23	32	378	32
Other non-operating (expense) income	(28,325)	10,795	20,126	(17,530)	4,213
Income tax benefit (expense)	3,052	1,442	(2,045)	4,494	(3,044)
Income from real estate joint venture	409	379	325	788	657
Net income attributable to noncontrolling interests	(5,858)	(2,775)	(7,397)	(8,633)	(9,068)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(1,844)	(1,844)
Net income available for MAA common shareholders	$ 209,780	$ 109,880	$ 215,556	$ 319,660	$ 261,827

MAA 30

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands	Three Months Ended		Twelve Months Ended	
	June 30, 2022	June 30, 2021	June 30, 2022	December 31, 2021
Net income	$ 216,560	$ 223,875	$ 608,100	$ 550,702
Depreciation and amortization	134,144	131,824	537,988	533,433
Interest expense	38,905	38,867	156,368	156,881
Income tax (benefit) expense	(3,052)	2,045	6,099	13,637
EBITDA	386,557	396,611	1,308,555	1,254,653
Gain on sale of depreciable real estate assets	(131,965)	(134,828)	(217,564)	(220,428)
Adjustments to reflect the Company's share of EBITDA*re* of unconsolidated affiliates	340	338	1,353	1,352
EBITDA*re*	254,932	262,121	1,092,344	1,035,577
Loss (gain) on embedded derivative in preferred shares [1]	21,835	(13,168)	12,559	4,560
Gain on sale of non-depreciable real estate assets	(355)	(32)	(1,157)	(811)
Loss (gain) on investments, net of tax [1][2]	16,489	(4,962)	(10,063)	(40,875)
Net casualty (gain) loss and other settlement proceeds [3]	(14,413)	(595)	(22,361)	1,524
Loss on debt extinguishment [1]	—	—	13,354	13,391
Legal costs and settlements, net [1]	(2)	—	(1,616)	(2,167)
COVID-19 related costs [1]	105	109	1,324	1,301
Mark-to-market debt adjustment [4]	35	83	175	270
Adjusted EBITDA*re*	$ 278,626	$ 243,556	$ 1,084,559	$ 1,012,770

(1) Included in Other non-operating expense (income) in the Consolidated Statements of Operations.
(2) For the three months ended June 30, 2022, loss (gain) on investments are presented net of tax benefit of $4.4 million. For the three months ended June 30, 2021 and the twelve months ended June 30, 2022 and December 31, 2021, loss (gain) on investments are presented net of tax expense of $1.3 million, $2.7 million and $10.8 million, respectively.
(3) For the three and twelve months ended June 30, 2022, MAA recognized a gain of $12.8 million and $20.4 million from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri. The gain was reflected in Other non-operating expense (income) in the Consolidated Statements of Operations. During the three months ended June 30, 2021 and the twelve months ended June 30, 2022 and December 31, 2021, MAA incurred casualty losses related to winter storm Uri. The majority of the casualty losses have been reimbursed through insurance coverage. A receivable was recognized in Other non-operating expense (income) for the recorded losses that MAA expected to recover. Additional costs related to the storm that were not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating expense (income).
(4) Included in Interest expense in the Consolidated Statements of Operations.

MAA 31

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE

Dollars in thousands

	June 30, 2022	December 31, 2021
Unsecured notes payable	$ 4,153,650	$ 4,151,375
Secured notes payable	364,664	365,315
Total debt	4,518,314	4,516,690
Cash and cash equivalents	(60,568)	(54,302)
1031(b) exchange proceeds included in Restricted cash [1]	(148,515)	(64,452)
Net Debt	$ 4,309,231	$ 4,397,936

(1) Included in Restricted cash in the Consolidated Balance Sheets.

RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS

Dollars in thousands

	June 30, 2022	December 31, 2021
Total assets	$ 11,280,401	$ 11,285,182
Accumulated depreciation	4,089,694	3,848,161
Gross Assets	$ 15,370,095	$ 15,133,343

RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET

Dollars in thousands

	June 30, 2022	December 31, 2021
Real estate assets, net	$ 10,846,809	$ 10,898,903
Accumulated depreciation	4,089,694	3,848,161
Cash and cash equivalents	60,568	54,302
1031(b) exchange proceeds included in Restricted cash [1]	148,515	64,452
Gross Real Estate Assets	$ 15,145,586	$ 14,865,818

(1) Included in Restricted cash in the Consolidated Balance Sheets.

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO CORE FFO PER SHARE FOR 2022 GUIDANCE

	Full Year 2022 Guidance Range	
	Low	High
Earnings per common share – diluted	$ 5.65	$ 5.89
Real estate depreciation and amortization	4.62	4.62
Gains on sale of depreciable assets	(2.21)	(2.21)
FFO PER Share – diluted	8.06	8.30
Non-Core FFO items [1]	0.07	0.07
Core FFO per Share – diluted	$ 8.13	$ 8.37

(1) Non-Core FFO items may include adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal cost and settlements, net, COVID-19 related costs and mark-to market debt adjustments.

MAA

32

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures. Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance. EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and plus adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions and capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties. Resident Turnover Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a rolling twelve month basis as of the end of the reported quarter. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio. Unencumbered NOI Unencumbered NOI represents NOI generated by unencumbered assets (as defined in MAALP’s bond covenants.